INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Zila, Inc. on Form S-3 of our report dated June 30, 1997, appearing in the Current Report on Form 8-K of Zila, Inc., dated July 18, 1997 and to the reference to us under the heading "Experts" in such Prospectus, which is part of this Registration Statement.


/s/DELOITTE & TOUCHE LLP
------------------------
Deloitte & Touche LLP
Phoenix, Arizona

July 18, 1997


                                  EXHIBIT 23-B